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Exhibit 4.2
EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May 18, 2006, is by and among Global Geophysical Services, Inc., a Delaware corporation (the "Company"), Guggenheim Corporate Funding, LLC (the "Administrative Agent").

        This Agreement is made pursuant to the Term Loan Agreement (the "Term Loan Agreement") dated as of May 18, 2006, by and among the Company, the Lenders and the Administrative Agent, pursuant to which the Lenders are providing to the Company up to $60,000,000 aggregate principal amount of Term Loans, and the Company is issuing to the Administrative Agent warrants to purchase shares of its Class B Common Stock. As an inducement to the Administrative Agent to enter into the Term Loan Agreement, the Company agrees with the Administrative Agent for the benefit of the holders of the Registrable Securities (including, without limitation, the Administrative Agent) as follows:

        1.    Definitions.    All terms used without other definition herein are intended to have the meanings given to them in the Term Loan Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

        "Common Stock" means the Class A and Class B Common Stock, par value $.01 per share, of the Company and any securities issued or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

        "Common Stock Equivalents" means any stock, warrants, rights, calls, options, debt or other securities exchangeable or exercisable for or convertible into Common Stock.

        "Holder" means any holder of any Registrable Securities.

        "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual fiduciary or other capacity.

        "Qualified Holders" means any Holder or Holders holding at least 50% of all Registrable Securities.

        "Qualified Public Offering" means a sale by the Company of Common Stock in an underwritten firm commitment public offering registered under the Securities Act of 1933, resulting in the listing of the Company's Common Stock on a nationally recognized stock exchange or quoted on the Nasdaq National Market.

        "Registrable Securities" means any shares of Common Stock and any shares of Common Stock owned or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents, owned by the Holders or that may be acquired pursuant to the Warrant Agreement and which, in each case, have been acquired in connection with the transactions contemplated by the Term Loan Agreement. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the applicable Holder of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) such securities have been sold and distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) restrictive legends on the certificates for such securities may be removed pursuant to Rule 144 under the Securities Act and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, or (iv) such securities have ceased to be outstanding.

        "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or national market system, fees and disbursements of counsel for the Company and all independent certified public accountants including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company so desires), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the expenses customarily borne by the issuers of securities in a "road show" presentation to potential investors, the reasonable fees and disbursements of any Holder's counsel, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other persons retained by the Company (but not including any underwriting discounts or commissions (which shall be paid or borne by the selling Holder) or transfer taxes, if any, attributable to the sale of Registrable Securities) and other reasonable out-of-pocket expenses of the Holder.

        "Requesting Holder" has the meaning specified in Section 2(c).

        2.    Incidental Registration.

        (a)   If the Company proposes to register any of its securities under the Securities Act (other than a registration on Form S-8, S-4 or any successor or similar forms and the form of registration statement to be used permits the registration of Registrable Securities), whether or not for sale for its own account, (other than a registration relating to a Qualified Public Offering), then the Company will each such time, subject to the provisions of Section 2(b), give prompt written notice to the Holders of its intention to do so and of Holders' rights under this Section 2, at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer the Holders the opportunity to include in such registration statement such number of Registrable Securities as each Holder may request. Upon the written request of any Holder made within 10 Business Days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company shall use its commercially reasonable efforts to effect the proposed registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves an underwritten offering, any such Holder must sell its Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (except that indemnification obligations of any such Holder shall be limited to those obligations set forth in Section 5) and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine in its sole discretion not to register such securities, the Company shall give written notice to each such Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. If a registration pursuant to this Section 2(a) involves an underwritten public offering, any such Holder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.

        (b)   Subject to Section 2(c), if a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of equity securities (including all Registrable Securities) which the Company, the Holders and any other persons intend to include in such registration exceeds the largest number of securities which can be sold without reasonably expecting to have an adverse effect on such offering, including the price at which such securities can be sold, the number of such securities to be included in such registration shall be reduced to such extent, and the Company will include in such registration such maximum number of securities as follows: (i) first, all the securities the Company proposes to sell for its own account in such registration, (ii) second, all Registrable Securities requested to be included in such registration by the Holders shall be limited to such extent and shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Securities then held by each such Holder, provided that any such amount thereby allocated to any such Holder that exceeds such Holder's request shall be reallocated among the remaining requesting Holders in like manner and (iii) third, the number of such other securities requested to be included in such registration by the holders thereof shall be limited to such extent and, subject to any rights of such holders, shall be allocated pro rata among all such holders on the basis of the relative number of such securities then held by each such holder.

        (c)   If any holder of Common Stock, Common Stock Equivalents or other equity securities of the Company other than the Holders makes a requested or demand registration, (the "Requesting Holder") and such requested or demand registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including Registrable Securities) exceeds the largest number of securities which can be sold without reasonably expecting to have an adverse effect on such offering, including the price at which such securities can be sold, the number of such securities to be included in such registration shall be reduced to such extent, and the Company shall include in such registration such maximum number of securities as follows: (i) first, the number of such securities requested to be included in such registration by the Requesting Holder shall be limited to such extent, and shall be allocated pro rata between them on the basis of the relative number of such securities then held by the Requesting Holder; provided that any such amount thereby allocated to any such holder that exceeds such holder's request shall be reallocated on a pro rata basis to the other remaining Requesting Holders, and (ii) second, the number of securities requested to be included in such registration by the Holders shall be limited to such extent and shall be allocated pro rata among all such Holders on the basis of the relative number of such securities then held by each such Holder; provided that any such amount thereby allocated to any such Holder that exceeds such Holders request shall be reallocated among the remaining requesting Holders in like manner.

        3.    Holdback Agreements.

        (a)   So long as a Holder owns Registrable Securities representing more than 5% of the outstanding Common Stock, if any registration of Common Stock shall be in connection with an underwritten public offering, the Holders agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of other equity securities of the Company or of any securities convertible into or exchangeable or exercisable for any other equity securities of the Company (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during such period as the managing underwriter may request (not to exceed 180 days for the Qualified Public Offering and 90 days for any other underwritten offering) beginning on, the closing date of the sale of the Common Stock pursuant to an effective registration statement, except as part of such registration. The obligations of the Holders under this Section 3(a) are subject to the condition that each of the Company's officers, directors and other stockholders, who are not officers, directors or Affiliates of officers or directors beneficially owning 5% or more of the Company's Common Stock (other than the Holders), must also enter into such arrangements.

        (b)   If any registration of Registrable Securities shall be made in connection with an underwritten public offering, the Company agrees (i) not to effect any public sale or distribution of any Common

Stock, Common Stock Equivalents or other equity securities or of any security convertible into or exchangeable or exercisable for any Common Stock, Common Stock Equivalents or other equity securities of the Company (other than in connection with an employee stock option or other benefit plan) during the seven days prior to, and during the 90-day period beginning on, the closing date of the sale of the Registrable Securities pursuant to an effective registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed Common Stock, Common Stock Equivalents or other equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

        4.    Registration Procedures.

        If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

        (a)   use its commercially reasonable efforts to prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such registration statement to become and remain effective as promptly as practicable; provided that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to the selling Holders copies of the form of preliminary prospectus proposed to be filed and furnish to counsel of the selling Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and shall not be filed without the approval of such counsel and (ii) notify the selling Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

        (b)   prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

        (c)   promptly furnish to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, copies of any correspondence with the SEC or its staff relating to the registration statement and such other documents as any Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Holders;

        (d)   use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder or each underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities; provided that the Company will not be required to register or qualify such Registrable Securities under such other securities or blue sky laws if it is required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

        (e)   use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable the selling Holders to consummate the disposition of such Registrable Securities;

        (f)    immediately notify the selling Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company will promptly prepare and furnish to the selling Holders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (g)   use its reasonable best efforts to prevent the issuance of and obtain the withdrawal of any stop order suspending the effectiveness of a registration statement relating to the Registrable Securities or of any order preventing or suspending the use of any preliminary or final prospectus at the earliest practicable moment;

        (h)   if requested by the managing underwriter or underwriters or any Holder, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and each applicable selling Holder agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwriters (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

        (i)    cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least three business days prior to any sale of the Registrable Securities to the underwriters;

        (j)    use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or quotation system, and on each securities exchange or quotation system on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

        (k)   enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Qualified Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and making appropriate members of senior management of the Company available for customary participation in "road show" presentations to potential investors;

        (l)    make available for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by such Persons in connection with such registration statement;

        (m)  use its reasonable best efforts to obtain (i) an opinion or opinions of counsel to the Company and (ii) a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions and "cold comfort" letters as the selling Holders or the underwriter requests;

        (n)   otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, within the required time periods, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

        (o)   promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to the selling Holders and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for the selling Holders may request;

        (p)   promptly notify the selling Holders, counsel for the selling Holders and the managing underwriter or agent, (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes; and

        (q)   cooperate with the selling Holders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel as reasonably requested in connection with any filings required to be made with or any other securities exchange and/or the NASD.

        5.    Indemnification.

        (a)   In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Holder, their directors and officers, employees, stockholders, general partners, limited partners, members, advisory directors and managing directors (and directors, officers, stockholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with any Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent) to which such Holder, any such director, or officer, employee, stockholder, general or limited partner, member, or advisory or managing director or any such underwriter or controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they are made), and the Company will reimburse each Holder and each such director, officer, employee, general partner, limited partner, advisory director, managing director or underwriter and controlling person for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or any such director, officer, employee, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; provided, further, however, that the Company shall not be required to indemnify the Holder or underwriter if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final prospectus or any amendment or supplement thereto and the final prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceedings and any such loss, liability, claim, damage or expense suffered or incurred by the Holder or underwriter resulted from any action, claim or suit by any Person who purchased Registrable Securities which are the subject thereof from the Holder or underwriter and it is established in the related proceeding that the Holder or underwriter failed to deliver or provide a copy of the final prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to delivery or provide a copy of the final prospectus (as amended or supplemented) was a result of noncompliance by the Company with this Section 5 or as a result of the failure of the Company to provide such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or underwriter or any such director, officer, employee or controlling person.

        (b)   Each Holder and any underwriter will, and they hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a) the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the consent of the applicable Holder and any underwriter) to which the Company and its directors, officers, employees, controlling persons or any other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they are made), and the applicable Holder and any underwriter will reimburse the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that any Holder and any underwriter shall only be liable in any such case if any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or any such underwriter specifically stating that it is for use in the preparation thereof; provided, further, however, that such Holder or underwriter shall not be required to indemnify the Company if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final prospectus or any amendment or supplement thereto and the final prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the Company resulted from any action, claim or suit by any Person who purchased Registrable Securities which are the subject thereof from the Company and it is established in the related proceeding that the Company failed to deliver or provide a copy of the final prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the final prospectus (as amended or supplemented) was a result of noncompliance by the Holder or any underwriter with this Section 5 or as a result of the failure of the Holder or any underwriter to provide such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee or controlling person. No Holder shall be liable under this Section 5 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Holder.

        (c)   Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 5, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable opinion of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim and counsel for the Company acting in good faith concurs with such opinion, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless (i) in the reasonable opinion of counsel to such indemnified party, a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof and counsel for the Company acting in good faith concurs with such opinion; or (ii) a court of competent jurisdiction determines that the indemnifying party is not vigorously defending such action or proceeding. An indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect to such claim or litigation, (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on such indemnified party or (iii) does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be obligated to pay the fees and expenses of more than one counsel (together with appropriate local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of counsel to any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim and counsel for the Company acting in good faith concurs with such opinion, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels (together with the fees of appropriate local counsel).

        (d)   If the indemnification provided for in this Section 5 is unavailable to an indemnified party under Section 5(a) or Section 5(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, and the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(a) and 5(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder and distributed to the public were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e)   Indemnification similar to that specified in Sections 5(a) and 5(b) (with appropriate modifications) shall be given by the Company and each Holder with respect to any required registration or other qualification of securities under any law or with any governmental authority other than as required by the Securities Act.

        (f)    The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

        (g)   The indemnification and contribution required by Sections 5(a), 5(b) and 5(d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

        6.    Information to be Furnished by the Holders.    Each Holder shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the registration and related proceedings referred to herein. If such Holder fails to provide the Company with such information within two weeks of the Company's request, the Company's obligations hereunder with respect to such Holder's Registrable Securities shall be suspended until such Holder provides such information.

        7.    Termination of Registration Rights.    No Holder shall be entitled to exercise any of the registration rights provided for in Section 2 of this Agreement after the earlier of (i) two (2) years following the consummation of a Qualified Public Offering; (ii) such time as the restrictive legends on the certificates for all of such Holder's Registrable Securities may be removed pursuant to Rule 144 under the Securities Act and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force; or (iii) such time as such Holder ceases to be a holder of Registrable Securities.

        8.    Limitations and Representation Rights of Others.

        (a)   The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company other than pursuant to those certain Investors' Rights Agreements, dated as of January 1, 2005, July 1, 2005, and January 1, 2006, respectively, by and among the Company, each holder of the Company's Class A Common Stock and each holder of the Company's Series A Convertible Preferred Stock.

        (b)   The Company covenants and agrees that during the term of this Agreement, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of any rights of registration more favorable than those set forth in Section 2(a) without the consent of the Qualified Holders.

        (c)   The Company covenants that it will not enter into any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Holders in this Agreement.

        9.    Miscellaneous.

        (a)   The Company and each Holder acknowledge and agree that in the event of any breach of this Agreement by any of them, the Holders and the Company would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at Law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

        (b)   This Agreement and the Term Loan Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understanding among the parties hereto with respect to the subject matter hereof (other than the Term Loan Agreement).

        (c)   Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other delivery service, to the address of the party set forth on the signature pages hereto or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be maintained on file with the Secretary of the Company.

        (d)   This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State.

        (e)   The parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

        (f)    The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

        (g)   Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

        (h)   The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 5% of such Holder's Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

        (i)    This Agreement may be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may only be given, in accordance with the terms of the Term Loan Agreement.

        (j)    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

        (k)   The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would (i) adversely affect the ability of any Holder to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Registrable Securities in any such registration.

        (l)    If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file in a timely manner, pursuant to the rules promulgated under the Exchange Act, pursuant to the rules promulgated under the Exchange Act, any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of the Holders, make publicly available such information) and it will take such further action as any Holder may reasonably request, so as to enable such Holder to sell

Registrable Securities (i) without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC; or (ii) pursuant to a registration on Form S-3. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

        (m)  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GLOBAL GEOPHYSICAL SERVICES, INC. a Delaware corporation
By:
Name: Title:

[REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

GUGGENHEIM CORPORATE FUNDING, LLC
By:
Name: Title:
ADDRESS:
GUGGENHEIM CORPORATE FUNDING, LLC 135 East 57th Street New York, NY 10022 Attention: Anthony D. Minella Facsimile: (212) 644-8107 Telephone: (212) 651-0852
With a copy to:
GUGGENHEIM CORPORATE FUNDING, LLC 1301 McKinney, Suite 3105 Houston, TX 77010 Attention: Tim Murray Facsimile: (713) 300-1339

[REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

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